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Exhibit 10.17

DATA MANAGEMENT AND REPORTING
SERVICES AGREEMENT
By and Between
CLINFO SYSTEMS, LLC
and
AXONYX INCORPORATED
Effective Dates: January 2, 2001 through July 31, 2001

CLINFO SYSTEMS, LLC
400 White Oakshade Road
New Canaan, CT 06840

Phone: (203) 762-9656  •  FAX: (203) 761-8681  •  Email: info@clinfosys.com

DATA MANAGEMENT SERVICES AGREEMENT

Name and address of CLINFO SYSTEMS, LLC contact;
Principal:	Heidi M. Patzelt
Title:	Managing Director
Address:	400 White Oakshade Road New Canaan, Connecticut 06840
Telephone:	(203) 762-9656
FAX:	(203) 761-8981
Email:	hpatzelt@clinfosys.com
Name and address of AXONYX INC. Contact:
Principal:	Robert G. Burford, Ph.D., F.A.C.A.
Title:	Vice President of Product Development
Address:	AXONYX Incorporated 825 Third Avenue, 40th Floor New York, NY 10022
Telephone:	(212) 688-4770
FAX:	(212) 688-4843
Email:	rburford@home.com

AXONYX INC. and CLINFO SYSTEMS, LLC hereby agree as follows:

1.  Term

    The term of this Agreement shall be for the period beginning on January 2, 2001 and ending on or before July 31, 2001, unless terminated sooner as provided for herein.

2.  Scope of Work

    CLINFO SYSTEMS, LLC shall perform the Data Management and Reporting services for AXONYX INC., as described in Exhibit 1 (the "SERVICES"), attached hereto and made fully a part hereof.

3.  Compensation

    In consideration for the SERVICES, AXONYX INC. shall pay CLINFO SYSTEMS, LLC a professional fee in the amount and on the terms specified in Exhibit 2 (the "FEE") attached hereto and made fully a part hereof. The total amount payable pursuant to this Agreement (including any reimbursable expenses allowable under this Agreement) may not exceed $190,000.00 without the prior written consent of AXONYX INC.

4.  Representations of CLINFO SYSTEMS, LLC

    CLINFO SYSTEMS, LLC represents that CLINFO SYSTEMS, LLC has the requisite education, expertise, experience and skill, to render the desired SERVICES and CLINFO SYSTEMS, LLC shall perform the SERVICES in a competent and efficient manner. CLINFO SYSTEMS, LLC further represents that CLINFO SYSTEMS, LLC shall abide by all laws, rules and regulations that apply to the performance of the SERVICES, including applicable requirements regarding equal employment opportunity and the provisions of Executive Order 11246 and related rules and, when on AXONYX INC. premises, CLINFO SYSTEMS, LLC shall comply with AXONYX INC. policies with respect to conduct of visitors.

5.  Confidentiality

    During the performance of the SERVICES contemplated by this Agreement, CLINFO SYSTEMS, LLC may acquire certain Confidential, Proprietary, and/or Trade Secret information of AXONYX INC. ("CONFIDENTIAL INFORMATION"). CLINFO SYSTEMS, LLC shall neither use nor disclose such CONFIDENTIAL INFORMATION for any purpose other than as is specifically allowed by this Agreement.

    CLINFO SYSTEMS, LLC shall disclose such CONFIDENTIAL INFORMATION only to such of its employees as may reasonably be required to assist CLINFO SYSTEMS, LLC in the performance of this AGREEMENT. In the event of such disclosure, CLINFO SYSTEMS, LLC shall advise its employees of the confidential nature of the information and shall instruct them to take all necessary and reasonable precautions to prevent the unauthorized use or disclosure thereof. Each of CLINFO SYSTEMS, LLC's employees, consultants, and contractors execute a CLINFO SYSTEMS, LLC Confidentiality Agreement binding them to uphold any Confidentiality Agreement entered into by CLINFO SYSTEMS, LLC.

    CLINFO SYSTEMS, LLC shall not disclose to others, without AXONYX INC. consent, the fact that CLINFO SYSTEMS, LLC is acting on behalf of AXONYX INC. and CLINFO SYSTEMS, LLC shall not publish on the subject of this relationship without first providing AXONYX INC. with the opportunity to review and offer reasonable objection to the contemplated publication.

    Upon the expiration or termination of this Agreement, CLINFO SYSTEMS, LLC shall return to AXONYX INC. all tangible forms of CONFIDENTIAL INFORMATION, including any and all copies and/or derivatives of CONFIDENTIAL INFORMATION made by CLINFO SYSTEMS, LLC (or CLINFO SYSTEMS, LLC's employees), as well as any writings, drawings, specifications, manuals or other printed material made by CLINFO SYSTEMS, LLC (or CLINFO SYSTEMS, LLC's employees) and based on, or derived from, CONFIDENTIAL INFORMATION.

    The obligations set forth in this Article 5, including the obligations of confidentiality and non-use, shall be continuing and shall survive the expiration or termination of this Agreement.

6.  Conflicts of Interest

    CLINFO SYSTEMS, LLC hereby warrants and affirms that it has advised AXONYX INC. in writing prior to the date of signing this Agreement, of any relationship with any third parties, including competitors of AXONYX INC., which would present a conflict of interest with the SERVICES or which would prevent CLINFO SYSTEMS, LLC from performing the SERVICES contemplated by this Agreement. CLINFO SYSTEMS, LLC further warrants and affirms that CLINFO SYSTEMS, LLC shall advise AXONYX INC. of any such relationships that might arise during the term of this Agreement. In such event, AXONYX INC. shall have the option to terminate this Agreement without further liability to CLINFO SYSTEMS, LLC other than the obligations to pay for SERVICES actually rendered as of the date of such termination.

7.  Independent Contractor

    The parties hereto agree that CLINFO SYSTEMS, LLC is being retained and shall perform as an "Independent Contractor" and CLINFO SYSTEMS, LLC and any employees of CLINFO SYSTEMS, LLC performing SERVICES shall not be employees of AXONYX INC. The means, methods and manner in which SERVICES are rendered by CLINFO SYSTEMS, LLC shall be within CLINFO SYSTEMS, LLC's sole control and discretion.

    Nothing contained in this Agreement shall be construed as making the parties joint ventures or as granting to either party the authority to bind or contract any obligations in the name of or on the account of the other party or to make any representations, guarantees or warranties on behalf of the other party.

    AXONYX INC. shall not be responsible for CLINFO SYSTEMS, LLC's acts or the acts of its employees while performing the SERVICES whether on AXONYX INC. premises or elsewhere.

8.  Tax Reporting and Payment

    CLINFO SYSTEMS, LLC further acknowledges and agrees that they shall be solely responsible for paying the appropriate amount of all federal, state and local taxes with respect to all compensation paid to CLINFO SYSTEMS, LLC pursuant to this Agreement, and that AXONYX INC. shall have no responsibility whatsoever for withholding or paying any such taxes for or on behalf of CLINFO SYSTEMS, LLC. CLINFO SYSTEMS, LLC further agrees to indemnify and hold AXONYX INC. harmless from and against any and all damages, losses, expenses, or penalties arising from or in connection with any claim brought by a federal, state or local taxing authority with regard to CLINFO SYSTEMS, LLC's failure to pay required taxes or failure to file required forms with regard to compensation paid to CLINFO SYSTEMS, LLC by AXONYX INC. pursuant to this Agreement.

9.  Insurance

    CLINFO SYSTEMS, LLC acknowledges and agrees that AXONYX INC. does not and will not maintain or procure any worker's compensation insurance for or on behalf of CLINFO SYSTEMS, LLC or CLINFO SYSTEMS, LLC's employees.

10. Ownership of Developments

    All written materials and other works which are directly related to the current project and which may be subject to patent or copyright that are made, conceived or written by CLINFO SYSTEMS, LLC or CLINFO SYSTEMS, LLC's employees during the term of this Agreement, and for ninety (90) days after it expires, and which are based upon the SERVICES performed by CLINFO SYSTEMS, LLC for AXONYX INC. ("DEVELOPMENTS") shall become AXONYX INC. property. CLINFO SYSTEMS, LLC agrees to hold all DEVELOPMENTS confidential in accordance with Article 4 of this Agreement.

11. Disclosure and Transfer of DEVELOPMENTS

    CLINFO SYSTEMS, LLC shall disclose promptly to AXONYX INC. each DEVELOPMENT and, upon AXONYX INC. request and at AXONYX INC. expense, CLINFO SYSTEMS, LLC shall assist AXONYX INC., or anyone AXONYX INC. designates, in filing patent or copyright applications in any country in the world. Each copyrightable work, to the extent permitted by law, shall be considered a work made for hire and the authorship and copyright of the work shall be in AXONYX INC.'s name. CLINFO SYSTEMS, LLC shall execute all papers and do all things which may be necessary or advisable, in the opinion of AXONYX INC., to prosecute such patent or copyright applications and to vest in AXONYX INC., or its designee, all the right, title and interest in and to the DEVELOPMENTS.

12. Disclosures to AXONYX INC.

    If during the term of this Agreement, CLINFO SYSTEMS, LLC discloses any copyrightable works, to AXONYX INC. which were conceived or written prior to this Agreement or which are not based upon the SERVICES performed by CLINFO SYSTEMS, LLC for AXONYX INC. under this Agreement, AXONYX INC. shall have no liability to CLINFO SYSTEMS, LLC because of its use of such works, except liability for infringement of any valid copyright now or hereafter issued thereon.

13. Liability

    In the event of an actual breach by CLINFO SYSTEMS, LLC of any of the terms of this Agreement, with the exception of Articles 5, 10 and 11, AXONYX INC. and its successors, officers, directors, agents and employees agree to indemnify, defend, and hold harmless from any and all actions, causes of action, claims, demand, cost, liabilities, expenses and damages in excess of the fees paid to CLINFOSYS, LLC by AXONYX INC. Furthermore, CLINFO SYSTEMS, LLC shall have no liability to AXONYX INC. for consequential, punitive, and speculative damages or lost profits resulting because of such a breach.

14. Termination

    In the event that a party hereto shall commit a material breach of this Agreement, the other party hereto shall have the right to terminate this Agreement immediately.

    AXONYX INC. may terminate this Agreement at any time by giving CLINFO SYSTEMS, LLC thirty (30) days written notice of such termination. In such event, AXONYX INC. shall pay CLINFO SYSTEMS, LLC for SERVICES performed by CLINFO SYSTEMS, LLC pursuant to this Agreement as of the effective date of such notice. CLINFO SYSTEMS, LLC shall reimburse AXONYX INC. any and all moneys received by CLINFO SYSTEMS, LLC from AXONYX INC. which are in excess of the money earned by CLINFO SYSTEMS, LLC as of the effective date of such notice.

15. Miscellaneous Provisions

  15.1 Assignability

       No assignment by CLINFO SYSTEMS, LLC of this Agreement or any of its rights, duties or obligations hereunder, shall be binding on AXONYX INC. without AXONYX INC.'s prior written consent.

  15.2 Complete Agreement

       This Agreement supersedes all prior Agreements and understandings between the parties related to the subject matter of this Agreement.

  15.3 Amendment

       This Agreement may not be altered, changed or amended except when written and signed by each of the parties hereto.

  15.4 Survival

       The provisions of Articles 5, 10 and 11 of this Agreement shall survive the termination of this Agreement.

  15.5 Severability

       In the event that any provision of this Agreement is held illegal or invalid for any reason, such provision shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if that illegal and invalid provision had never been inserted herein.

  15.6 Extraordinary Relief

       In the event of the actual or threatened breach by CLINFO SYSTEMS, LLC of any of the terms of Articles 5, 10 and 11, AXONYX INC. shall have the right to specific performance and injunctive relief. The rights granted by this paragraph are in addition to all other remedies and rights available at law or in equity.

  15.7 Choice Of Law

       This Agreement shall be construed according to the laws of Connecticut for contracts made within that state.

  15.8 Attorney Fees Provision

       In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the prevailing party shall be awarded its reasonable attorney fees, and costs and expenses incurred.

  15.9 Counterpart Originals.

       This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

  15.10 Representation on Authority of Parties/Signatories

       Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

    IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representatives to execute, this Agreement as of January 2, 2001.

CLINFO SYSTEMS, LLC		AXONYX INC.
By:	/s/ HEIDI M. PATZELT Heidi M. Patzelt	By:	/s/ ROBERT G. BURFORD, PH.D. Robert G. Burford, Ph.D.
Title:	Managing Director	Title:	Vice President Product Development
Date:	1/2/01	Date:	1/2/01

EXHIBIT 1—SERVICES

Preamble

    AXONYX INC. has completed a multiple dose, placebo controlled clinical trial of Phenserine tartrate in thirty-two healthy human volunteers, for which they require the data management and reporting services of CLINFO SYSTEMS, LLC. This study was conducted by Northwest Kinetics, LLC of Tacoma, Washington and clinically complete as of September 25, 2000. The title of the study is

"A double blind, randomized, sequential group, multiple oral dose study of the safety, tolerance and anticholinesterase profile of
Phenserine tartrate in healthy human subjects."

Objective

    The objective of this contract exhibit is to outline all of the CLINFO SYSTEMS, LLC's data management and reporting services required for this study.

Assumptions

A.  CLINFO SYSTEMS, LLC

  1.
  This quote is based upon a protocol by the same name dated April 3, 2000 and made a part of this agreement.

  2.
  CLINFO SYSTEMS, LLC will have the full cooperation of AXONYX INC. in-house personnel who may have been involved in the successful completion of this study.

  3.
  CLINFO SYSTEMS, LLC shall not be responsible for profiling the Acetycholinesterase activity or pharmacokinetics of this drug.

  4.
  CLINFO SYSTEMS, LLC shall not be responsible for the collection, maintenance, governmental filing or archival of regulatory documents associated with the clinical conduct or future regulatory submissions of this study.

  5.
  CLINFO SYSTEMS, LLC shall have the responsibilities detailed below which are confined to the collection, management, analysis and reporting of the data in this clinical trial.

  6.
  Any sub-contractors selected by CLINFO SYSTEMS, LLC (with approval from AXONYX INC.) shall perform their assigned tasks in a timely manner, on budget and in full compliance with GCP and AXONYX INC. SOP requirements.

  7.
  CLINFO SYSTEMS, LLC will receive original CRFs provided to AXONYX INC. by Northwest Kinetics, LLC, and image these documents for processing and electronic archival.

B.  AXONYX INC.

  1.
  AXONYX INC. shall be responsible for conveying information to CLINFO SYSTEMS, LLC in a timely manner regarding any site conduct or monitoring issues known to have occurred during the trial.

  2.
  AXONYX INC. shall be responsible for guaranteeing that source document verification of the data recorded on the Case Report Forms and site monitoring services were performed by qualified clinical research associates (CRAs) as per the code of federal regulations CFR 21 governing these activities.

  3.
  AXONYX INC. will be responsible for the physical storage of the original CRFs.

  4.
  AXONYX INC. has the right to review the qualifications of all CLINFO SYSTEMS, LLC personnel assigned to this project and to be informed of any changes in said assignments during the course of the project.

C.  Subjects: 32 to complete

D.  Sites: 1

E.  Treatment Duration: 8 days per subject

F.  Case Report Forms

  1.
  11 unique Case Report Forms (20 unique data collection pages)

  2.
  @ 60 pages/subject to be databased

  3.
  @ 1,920 total CRF pages to be processed at least once for the study

  4.
  Assume 40% require scrubbing/clarification, therefore @ 2,680 pages to process

H.  Last Data Resolution to be sent to CLINFO SYSTEMS, LLC: April 1, 2001

Services to be provided by CLINFO SYSTEMS, LLC

  1.
  Database design and validation.

  2.
  Development and implementation of a Data Management Plan approved by AXONYX, INC.

  3.
  Scanning, filing, and electronic entry of final CRF data into both a Microsoft Access V. 5.0 database and a SAS V. 8 data library constructed for this study.

  4.
  Performance of CLINFO SYSTEMS, LLC Quality Assurance (QA) and Quality Control (QC) routines. QA/QC reports are to include programming validation, error estimations, and consistency and validity error checks used to clean the data and detect the presence of fraud.

  5.
  Unblinding the study database after all patients' data have been verified, all quality assurance procedures have been executed, and all eligibility/evaluability determinations have been made.

  6.
  Statistical programming, analysis and reporting.

  7.
  Integrated Clinical/Statistical study report writing.

  8.
  Archival and indexing of all final CRF images onto CD-ROM. Distribution of one copy to Northwest Kinetics, LLC and two copies to the sponsor. CLINFO SYSTEMS, LLC shall retain one copy for a period of five years for potential FDA inspection use.

  9.
  Archival of the statistical report, the clinical report, all associated summary tables and data listings, the incremental and locked database (including audit trail), all SAS programs used to analyze the data, all QA/QC reports and all general data related correspondence on CD-ROM.

EXHIBIT 2—FEES

A. Estimated Costs from January 2, 2001 through July 31, 2001—@ 7 mos.

	Service(s)	Estimated Work Units	Cost Per Unit	Estimated Total Cost
1.	Data Management Plan development and maintenance	40 Sr. DM total hours	$78/hour	$3,120
2.	Database creation, validation, and maintenance	104 Sr. DM/Pgm total hours	$78/hour	$8,112
3.	Data acquisition, processing, cleaning (including audit trail), and finalization	2,680 CRF pages	$21.68/page	$58,102
4.	Management of electronic transfer and storage of all laboratory results	24 Pgm total hours	$96/hour	$2,304
5.	Statistical Analysis: —Planning —Programming and validation, —Generation of tables and listings —First draft statistical report generation —Statistical report review, revision and approval	300 Sr. Stat/Pgm total hours	$180/hour	$54,000
6.	Integrated Clinical/Statistical Study Report: —Planning —First draft Report Generation —Clinical Report review, revision and approval	320 Sr. Medical Writer total hours	$150/hour	$48,000
7.	Archival and transfer of reports, data, SAS programs, and QA/QC documentation in both hardcopy and electronic format, including but not limited to —CRF image storage on CD-ROM —Both incremental and locked databases, as well as audit trail records on CD-ROM —Patient data listings —Descriptive summary tables —General data management and report correspondence, along with the final Data Management and Statistical Analysis Plans on CD-ROM —Final Statistical Analysis —Final Clinical Report	80 DC hours total plus materials	$40/hour	$3,200
8.	Data and Reporting Project Management	6 Sr. DM hours/month (7 months)	$78/hour	$3,276
	TOTAL ESTIMATE			$180,114

B. Payment Schedule

    The total charges for services as defined in Exhibit 1, plus AXONYX INC pre-approved reimbursable expenses, are not to exceed $190,000.000 U.S., without the prior written consent of AXONYX INC.

    Expenses are to be submitted and paid to CLINFO SYSTEMS, LLC on a monthly basis.

    Fees for data management and reporting services are to be paid to CLINFO SYSTEMS, LLC according to the following payment schedule:

  1.
  Within 30 days of signing this contract, a total of $45,000.00 will be due to CLINFO SYSTEMS, LLC.This amount shall cover all start-up costs and be non-refundable.

  2.
  Beginning with February 28, 2001, and ending on June 30, 2001, monthly invoices of $23,400.00 for ongoing services will be submitted. Payment to CLINFO SYSTEMS, LLC is due within 30 days of receipt of an invoice.

  3.
  The final Payment of approximately 10% of the contracted amount for services, i.e., $18,114.00 will be made upon satisfactory delivery to AXONYX, INC. of all items listed under Exhibit 2—Table A—Service # 7.

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Exhibit 10.17